UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 23, 2010

Date of Report (Date of earliest event reported)

AMERICAN LITHIUM MINERALS, INC.

(Exact Name of registrant as specified in charter)

Nevada	333-132648	71-1049972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2850 W. Horizon Ridge Parkway, Suite 200, Henderson, NV 89052

(Address of principal executive offices)

(954) 828-9143

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)(1) Director Resignations.

On September 23, 2010, Patrick Reid sent a letter to Ann Dumyn, the Secretary of American Lithium Minerals, Inc. (the “Company”), providing notice of his intention to resign from the board of directors and as Chairman of the Company.  On September 27, 2010, Tim Casgrain sent a letter to Ms. Dumyn, as Secretary of the Company, providing notice of his intention to resign from the board of directors of the Company.  In oral conversations with the Secretary of the Company preceding receipt of these letters, Mr. Reid and Mr. Casgrain indicated that their resignations had resulted from differences of opinion with the Company’s management.

(b)           Officer Resignation.

On September 29, 2010, Hugh Aird sent a letter to Ms. Dumyn, as Secretary of the Company, providing notice of his intention to resign from his position as President and CEO of the Company.  Mr. Aird’s resignation was not the result of any disagreements with the Company.

(d)           Election of Director.

At its September 27, 2010 Meeting, the Company’s Board of Directors appointed Hugh Aird to serve as a director and Chairman of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2010	AMERICAN LITHIUM MINERALS, INC.

	By:	/s/ Ann Dumyn
Name: Ann Dumyn
Title: Secretary